SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): August 3, 2007

                            BASELINE OIL & GAS CORP.
             (Exact Name of Registrant as Specified in its Charter)

   Nevada                          333-116890                        30-0226902
-------------                      ----------                       ------------
  State of                         Commission                       IRS Employer
Incorporation                      File Number                       I.D. Number

            11811 N. Freeway (I-45), Suite 200, Houston, Texas 77060
                     Address of principal executive offices

                  Registrant's telephone number: (281) 445-5880


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      On August 3, 2007, Baseline Oil & Gas Corp. ("we" or the "Company") entered into an employment agreement with Patrick H. McGarey (the "Employment Agreement"), whereby the Company hired Mr. McGarey as our Chief Financial Officer, effective August 16, 2007. Mr. McGarey succeeds Richard M. Cohen, who will continue to serve through August 15, 2007. Having served as our Chief Financial Officer since inception, Mr. Cohen will now be able to devote more time to the numerous business ventures in which he is active. The Company's Board of Directors expressed its appreciation for Mr. Cohen's service and dedication.

      Pursuant to the Employment Agreement, Mr. McGarey, age 49, shall serve as our new Chief Financial Officer for an initial term of two years, unless earlier terminated or extended under the terms of the Employment Agreement. In consideration for such employment, the Company shall pay Mr. McGarey an annual salary of $165,000. In addition, provided that Mr. McGarey remains in our employ, he will be entitled to a performance bonus of $33,000 for the first year of his term and a discretionary bonus each year thereafter. The Employment Agreement provides that in the event Mr. McGarey is terminated without "Cause" (as defined in the Agreement), he will receive a severance payment equal to twelve (12) months' base salary. His Employment Agreement also contains covenants restricting him from participating in any business which is then engaged in the drilling, exploration or production of natural gas or oil, within a ten (10) mile radius of any area leased by the Company or in which the Company holds a working interest. For the complete terms of Mr. McGarey's employment, reference is made to the Employment Agreement, a copy of which is filed as
Exhibit 99.1 hereto.

      As additional consideration for the hiring of Mr. McGarey, we granted Mr. McGarey five-year, non-qualified stock options (the "Options") to purchase up to an aggregate of 1,500,000 shares (the "Optioned Shares") of our common stock. The Options are governed by the terms of three Stock Option Agreements, each dated as of August 3, 2007 (the "Grant Date"), and which are identical except with respect to the exercise price. Of the Optioned Shares, 500,000 are exercisable at $0.55 per share, 500,000 are exercisable at $0.825 per share and 500,000 are exercisable at $1.10 per share. Each Stock Option Agreement provides that one-third of the Optioned Shares underlying such Option is immediately exercisable and that one-third of the Optioned Shares underlying such Option is exercisable on each of the first and second anniversary dates thereafter, provided that Mr. McGarey remains in the employ of the Company. If his employment is terminated by the Company for cause or by Mr. McGarey without good reason, unvested Options shall immediately be forfeited, and if his employment is terminated by the Company without cause or voluntarily by Mr. McGarey with good reason, Optioned Shares that would have vested on the next vesting date will immediately vest and become exercisable in proportion to the number of months he was employed during the 12-month period following the immediately preceding vesting date. Upon a "change of control", unvested Optioned Shares shall be accelerated and become immediately exercisable. For the complete terms of Mr. McGarey's Options, reference is made to the form of Option Agreement, a copy of which is filed as Exhibit 99.2 hereto.

      A copy of our press release dated August 6, 2007 announcing Mr. McGarey's hiring is filed as Exhibit 99.3 hereto.


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Item 8.01 Other Information.

      On August 3, 2007, our Board of Directors granted stock options to certain of our employees to acquire up to an aggregate of 370,000 shares of our common stock at an exercise price of $0.55 per share. Such stock options vest in equal installments of one-third each, commencing on each of the first three anniversary dates of the grant, provided such individual remains in the employ of the Company. On August 3, 2007, we also issued a five-year stock option to our outside director, Richard d'Abo, immediately exercisable for up to 150,000 shares of our common stock at an exercise price of $0.55 per share.

Item 9.01 Financial Statements and Exhibits.

    Exhibit No.           Description
    -----------           -----------

        99.1              Employment Agreement with Patrick McGarey, dated
                          August 3, 2007.

        99.2              Form of Stock Option Agreement.


        99.3 Press Release Dated August 6, 2007 announcing Hiring of Patrick McGarey.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2007


                                                     BASELINE OIL & GAS CORP.


                                                     By: /s/ Thomas Kaetzer
                                                         -----------------------
                                                         Thomas Kaetzer
                                                         Chief Executive Officer


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                                  Exhibit Index

    Exhibit No.           Description
    -----------           -----------

        99.1              Employment Agreement with Patrick McGarey, dated
                          August 3, 2007.

        99.2              Form of Stock Option Agreement.


        99.3 Press Release Dated August 6, 2007 announcing Hiring of Patrick McGarey.